CERTIFICATIONS

                    I, Bernard B. Klawans certify that:

1. I have prepared this report on Form N-CSR of the Valley Forge Fund, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement, a material fact or omit to state a material fact necessary to make the statement made, in light of the circumstances under which such statements were made, mis-leading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial infor-mation presented, fairly show in all material respects as of, and for the peri-ods included in this report. Cash flow information is not considered pertainent to this document or the registrant;

4. The Fund is small being under 15 million dollars in total assets. Mr. Klawans is the certifying officer of the Fund. The Board, in view of the small size of the Fund determined that the clean operation by him over the past 32 years, the continuing history of certified audits and the auditors satisfaction as stated in their statement of internal control exercised by the Fund, made it unnecessary to have more certifying officers. Mr. Klawans therefore is respons-ible for establishing and maintaining disclosure controls and procedures (as defined in Rule 30a-2(c) under the Investment Company Act of 1940) for the re-gistrant and has:
   a) designed such disclosure controls and procedures to ensure that material information relating to the registrant is made known to him by all others associated with the Fund, particularly during the period which this report is being prepared;
   b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this report (the "Eveluation Date"); and
   c) Mr. Klawans has evaluated and believes that the effectiveness of the disclosure controls and procedures produces a satisfactory evaluation of the Fund's financials reported in the audited annual report given above as of the Evaluation Date;

5. The Board of Directors and Mr. Klawans have discused, based on their most recent evaluation, to the registrant's auditors:
   a) that they were satisfied that there were no significant deficiencies in the design or operation of internal controls which could adversly affect the registrrant's ability to record, process, summarize, and report financial data; and
   b)that there was no fraud, whether or not material, that involves management or other employees who might have a role in internal controls; and

6. The registrant's Board of Directors and Mr. Klawans hereby state in this re-port that there are no changes in internal controls or other factors that signi-ficantly affect internal controls subsequent to the date our most recent evalua-tion, including any corrective actions with regard to significant deficiencies and material weaknesses.


   Date:                                                  07/06/03

                                                      /s/ Bernard B. Klawans
                                                          President







                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 and the Invsstment Company Act of 1940, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


(Registrant)                                  Valley Forge Fund, Inc.

By (Signature and Title)                      /s/ Bernard B. Klawans
                                                  Bernard B. Klawans
                                                  President

Date                                              07/06/03


Pursuant to the requirements of the Securities Exchange Act of 1934 and the Invsstment Company Act of 1940, this report has been signed below by the following person on behalf of the registrant and in the capacity and on the date indicated.


By (Signature and Title)                      /s/ Bernard B. Klawans
                                                  Bernard B. Klawans
                                                  President

Date                                              07/06/03


Pursuant to the requirements of the Securities Exchange Act of 1934 and the Invsstment Company Act of 1940, this report has been signed below by the following person on behalf of the registrant and in the capacity and on the date indicated.


By (Signature and Title)                      /s/ Sandra K. Texter
                                                  Sandra K. Texter
                                                  Treasurer

Date                                              07/06/03

By the Commission


                            Margaret H. McFarland
                            Deputy Secretary

Dated: June 7, 2003